FOR IMMEDIATE RELEASE:

Contacts:	Alan Caminiti 914-701-8400 (Media)
Dan Loh 914-701-8210 (Investors)

Atlas Air Worldwide Holdings, Inc.
Distributes New Common Stock
Pursuant to Reorganization Plan

Issues 16.1 Million of 17.2 Million Shares Allocated to Eligible Claimholders

Purchase, N.Y., July 12, 2005 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWWV.PK), a leading provider of global air cargo services, has begun a pro rata distribution of 16,095,776 shares of AAWW’s new common stock to holders of allowed general unsecured claims against the Company and certain of its subsidiaries.

The new shares are being distributed pursuant to the terms of a Joint Plan of Reorganization, confirmed by the U.S. Bankruptcy Court for the Southern District of Florida on July 16, 2004, under which AAWW and its subsidiaries, including Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), emerged from Chapter 11 bankruptcy protection on July 27, 2004.

As provided in the Joint Plan of Reorganization, the current issuance represents the first distribution on a total of 17,202,666 shares of new common stock of AAWW that have been allocated to the holders of allowed general unsecured claims against the bankruptcy estates of Atlas, AAWW, Airline Acquisition Corp I, and Atlas Worldwide Aviation Logistics, Inc.

Under the Plan, shares will be issued to holders of allowed claims in the same proportion as each holder’s allowed claim bears to the total amount of allowed claims. The exact number of shares that each claimholder ultimately receives is dependent on the final total of allowed claims under the Plan of Reorganization and other factors, such as unclaimed distributions and fractional share interests. Distributions of shares remaining after the initial distribution will take place on a quarterly basis, beginning on or about October 11, 2005.

Including the current distribution, AAWW will have issued 18,893,110 shares of new common stock pursuant to the Joint Plan of Reorganization, or about 94.5% of the 20,000,000 new shares originally allocated by the Plan. These totals do not include 652,815 shares of new common stock issued pursuant to AAWW’s 2004 Long-Term Incentive and Share Award Plan since emergence or an additional 200,000 shares of new common stock that AAWW issued in August 2004 by order of the Bankruptcy Court in connection with a settlement involving the restructuring of an aircraft lease.

Distribution Procedures

Distributions to holders of allowed Senior Note claims (relating to Atlas's 10.75% Notes due 2005, 9.375% Notes due 2006, and 9.25% Notes due 2008) will be made via the applicable Indenture Trustee, which will transmit the shares to the respective Senior Note claimholders. Distributions to holders of other allowed general unsecured claims will be made directly to such claimholders in accordance with the Joint Plan of Reorganization.

Should the distribution of new common stock result in a claimholder being entitled to the receipt of a fractional share, AAWW’s disbursing agent will retain the fractional share until a distribution would result in a whole number of shares being distributed to the claimholder on the next applicable distribution date.

For purposes of a final share distribution under the Joint Plan of Reorganization, fractions of new common stock will not be issued. Instead, fractions of new common stock will be rounded up or down to the nearest whole number, with fractions equal to or less than 0.5 of a share rounded down. Any remaining undistributed shares on the final distribution date will be released from AAWW’s new common stock reserve and become authorized, unissued common stock of AAWW.

Claimholders seeking additional information regarding the calculation of shares distributed to them may refer to the following Web address: www.atlasreorg.com/stockdistributionlist.html.

As of May 19, 2005, claims of $604.6 million have been allowed and claims of $60.4 million remained disputed. The latter figure, however, has been and continues to be reduced by virtue of the ongoing claims reconciliation process.

Following the first distribution of shares to holders of allowed unsecured claims, the remaining balance of shares of new common stock authorized for issuance under the Joint Plan of Reorganization will be reserved for issuance to holders of disputed general unsecured claims against the bankruptcy estates of Atlas, AAWW, Airline Acquisition Corp I, and Atlas Worldwide Aviation Logistics, Inc. in the event such disputed claims are subsequently determined to be allowed claims.

To the extent that any such disputed claims become disallowed claims, the shares of new common stock reserved for issuance to the holders of such disputed claims will be distributed pro rata to holders of allowed general unsecured claims previously receiving shares of new common stock.

Polar Claimholders

As provided in the Joint Plan of Reorganization, holders of allowed general unsecured claims against Polar are not entitled to receive any distribution of new common stock shares on their claims. Instead, such holders are entitled to receive an amount in cash equal to 60% of their allowed claims. Payments on allowed Polar claims commenced on October 1, 2004.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves major trade lanes of the world.

Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the ability of the companies to continue as going concerns; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; the market acceptance of AAWW’s new common stock; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *